    As filed with the Securities and Exchange Commission on August 31, 2000
                                                        Registration No. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ____________________

                         WESTERN MULTIPLEX CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                           59-219-8231
   (State or Other Jurisdiction of   (I.R.S. Employer Identification Number)
    Incorporation or Organization)



                             1196 Borregas Avenue
                          Sunnyvale, California 94089
  (Address, including Zip Code, of Registrant's Principal Executive Offices)


Western Multiplex Corporation 2000 Stock Option Plan for Non-Employee Directors
          Western Multiplex Corporation Employee Stock Purchase Plan
            1999 Western Multiplex Corporation Stock Incentive Plan
                 Ubiquity Communication, Inc. 1999 Stock Plan
                 Ubiquity Communication, Inc. 1998 Stock Plan
              Ubiquity Communication, Inc. 1997 Stock Option Plan

                           (Full Title of the Plan)
                             ____________________

                               Jonathan N. Zakin
                            Chief Executive Officer
                         Western Multiplex Corporation
                             1196 Borregas Avenue
                          Sunnyvale, California 94089
                                (408) 542-5200
                   (Name, Address, including Zip Code, and
   Telephone Number, including Area Code, of Registrant's Agent for Service)


                                With Copies to:
                           William B. Brentani, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                           New York, New York 10017
                                (212) 455-2000
                             ____________________

       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.



                        CALCULATION OF REGISTRATION FEE

===============================================================================

                                                              Proposed           Proposed
                                                              Maximum            Maximum                  Amount of
                                             Amount to be   Offering Price   Aggregate Offering         Registration
  Title of Securities to be Registered        Registered     Per Share(3)         Price(3)                  Fee(3)
_________________________________________________________________________________________________________________________________
Stock options and Class A common stock,
  par value $.01 per share                    6,498,727 (1)      $3.18         $20,665,951.86            $5,455.81
---------------------------------------------------------------------------------------------------------------------------------
Stock options and Class A common stock,       6,639,000 (2)     $14.88         $98,788,320.00           $26,080.12
  par value $.01 per share
=================================================================================================================================

(1) Represents all shares reserved for issuance upon the exercise of options under the Western Multiplex Corporation 2000 Stock Option Plan for Non-Employee Directors, 1999 Western Multiplex Corporation Stock Incentive Plan, Ubiquity Communication, Inc. 1999 Stock Plan, Ubiquity Communication, Inc. 1998 Stock Plan and Ubiquity Communication, Inc. 1997 Stock Option Plan, which are currently outstanding.

(2) Represents all shares reserved for issuance upon the exercise of options reserved for grant under the Western Multiplex Corporation 2000 Stock Option Plan for Non-Employee Directors, Western Multiplex Corporation Employee Stock Purchase Plan and 1999 Western Multiplex Corporation Stock Incentive Plan.

(3) Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed as follows: (a) with respect to 6,498,727 shares of Class A common stock as to which outstanding options were granted prior to the date of this Registration Statement, the registration fee is based on the weighted average exercise price per share of $3.18 and (b) with respect to the balance of 6,639,00 shares being registered, the registration fee is based on a price of $14.88 per share, which is the average of the high and low prices of the Class A common stock on the Nasdaq National Market on August 28, 2000 (within 5 business days before the filing date of this Registration Statement).

===============================================================================

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.  Plan Information.

    Not required in the Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.

    Not required in the Registration Statement.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

    The following documents, previously filed by Western Multiplex Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

      (a) The Registrant's Prospectus filed on August 1, 2000 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed. (File No. 333-35200).

      (b)  None.

      (c) The description of the Registrant's Class A common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on July 11, 2000, including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    See Item 3(c) above.

Item 5.  Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment to its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (1) for any breach of a director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemption, or (4) for any transaction from which a director derived an improper personal benefit.

    Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation or other enterprise. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided the officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses, including attorneys' fees, which the officer or director actually and reasonably incurred.

    The Amended and Restated Certificate of Incorporation of the Registrant provides for indemnification of officers and directors to the fullest extent permitted by applicable law.

    In addition, the Registrant has also entered into employment agreements with some of its officers and directors which provide for their indemnification with respect to certain matters. The Registrant has purchased directors' and officers' liability insurance for all of its directors and executive officers.

Item 7.  Exemption from Registration Claimed.

    Not Applicable.

Item 8.  Exhibits.

    The following exhibits are filed pursuant to Item 601 of Regulation S-K.

Exhibit No.                  Description of Exhibit
-----------                  ----------------------

   4.1 Form of Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of Amendment No. 2 to the Registration Statement on Form S-1 filed with the Commission on June 9, 2000 (File No. 333-35200)).

   4.2 Form of Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 of Amendment No. 2 to the Registration Statement on Form S-1 filed with the Commission on June 9, 2000 (File No. 333-35200)).

   5.1*  Opinion of Simpson Thacher & Bartlett.

   23.1* Consent of Independent Public Accountants.

   24.1 Power of Attorney (included on signature page to this Registration Statement).

   99.1 1999 Western Multiplex Corporation Stock Incentive Plan (incorporated herein by reference to Exhibit 10.15 of Amendment No. 1 to the Registration Statement on Form S-1 filed with the Commission on May 5, 2000 (File No. 333-35200)).

   99.2 Western Multiplex Corporation Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.16 of Amendment No. 2 to the Registration Statement on Form S-1 filed with the Commission on June 9, 2000 (File No. 333-35200)).

   99.3 Western Multiplex Corporation 2000 Stock Option Plan for Non-Employee Directors (incorporated herein by reference to Exhibit 10.17 of Amendment No. 2 to the Registration Statement on Form S-1 filed with the Commission on June 9, 2000 (File No. 333-35200)).

   99.4 Amendment No. 1 to 1999 Western Multiplex Corporation Stock Incentive Plan, dated June 8, 2000 (incorporated herein by reference to Exhibit
          10.28 of Amendment No. 2 to the Registration Statement on Form S-1 filed with the Commission on June 9, 2000 (File No. 333-35200)).

   99.5 Ubiquity Communication, Inc. 1997 Stock Option Plan (incorporated herein by reference to Exhibit 10.31 of Amendment No. 3 to the Registration Statement on Form S-1 filed with the Commission of July 3, 2000 (File No. 333-35200)).

   99.6 Ubiquity Communication, Inc. 1998 Stock Plan (incorporated herein by reference to Exhibit 10.32 of Amendment No. 3 to the Registration Statement on Form S-1 filed with the Commission on July 3, 2000 (File No. 333-35200)).

   99.7 Ubiquity Communication, Inc. 1999 Stock Plan (incorporated herein by reference to Exhibit 10.33 of Amendment No. 3 to the Registration Statement on Form S-1 filed with the Commission on July 3, 2000 (File No. 333-35200)).

   99.8 Amendment No. 1 to Western Multiplex Corporation 2000 Stock Option Plan for Non-Employee Directors, dated June 19, 2000 (incorporated herein by reference to Exhibit 10.34 of Amendment No. 3 to the Registration Statement on Form S-1 filed with the Commission on July 3, 2000 (File No. 333-35200)).

_______________

* Filed herewith.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed herein or any material change to such information in this Registration Statement.

        (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 31st day of August, 2000.



                                       WESTERN MULTIPLEX CORPORATION
                                        (Registrant)


                                       By   /s/ Nancy Huber
                                         -----------------------
                                         Nancy Huber
                                         Chief Financial Officer,
                                         Vice President, Finance and
                                         Secretary


                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nancy Huber, Amir Zoufonoun and Jeffrey M. Hendren, and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign this Registration Statement and any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does grant unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 31, 2000.



        Signature                          Title
        ---------                          -----

/s/ Jonathan N. Zakin     Chairman, Chief Executive Officer and Director
------------------------  (Principal Executive Officer)
Jonathan N. Zakin


/s/ Nancy Huber           Chief Financial Officer (Principal Financial
------------------------  Officer), Vice President, Finance (Principal
Nancy Huber               Accounting Officer) and Secretary


                          President, Chief Operating Officer and Director
------------------------
Amir Zoufonoun



        Signature                          Title
        ---------                          -----
/s/ Michael Seedman       Director
------------------------
Michael Seedman

/s/ Timothy Collins       Director
------------------------
Timothy C. Collins

/s/ Jeffrey M. Hendren    Director
------------------------
Jeffrey M. Hendren

/s/ Hironori Aihara       Director
------------------------
Hironori Aihara

/s/ Michael J. Boskin     Director
------------------------
Michael J. Boskin

                          Director
------------------------
Peter O. Crisp

                          Director
------------------------
Stanley S. Shuman


                                 EXHIBIT INDEX


Exhibit No.              Description of Exhibit
-----------              ----------------------

   4.1 Form of Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of Amendment No. 2 to the Registration Statement on Form S-1 filed with the Commission on June 9, 2000 (File No. 333-35200)).

   4.2 Form of Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 of Amendment No. 2 to the Registration Statement on Form S-1 filed with the Commission on June 9, 2000 (File No. 333-35200)).

   5.1*  Opinion of Simpson Thacher & Bartlett.

  23.1*  Consent of Independent Public Accountants.

  23.2   Consent of Simpson Thacher & Bartlett (contained in Exhibit 5.1).

  24.1 Power of Attorney (included on signature page to this Registration Statement).

  99.1 1999 Western Multiplex Corporation Stock Incentive Plan (incorporated herein by reference to Exhibit 10.15 of Amendment No. 1 to the Registration Statement on Form S-1 filed with the Commission on May 5, 2000 (File No. 333-35200)).

  99.2 Western Multiplex Corporation Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.16 of Amendment No. 2 to the Registration Statement on Form S-1 filed with the Commission on June 9, 2000 (File No. 333-35200)).

  99.3 Western Multiplex Corporation 2000 Stock Option Plan for Non-Employee Directors (incorporated herein by reference to Exhibit 10.17 of Amendment No. 2 to the Registration Statement on Form S-1 filed with the Commission on June 9, 2000 (File No. 333-35200)).

  99.4 Amendment No. 1 to 1999 Western Multiplex Corporation Stock Incentive Plan, dated June 8, 2000 (incorporated herein by reference to Exhibit
         10.28 of Amendment No. 2 to the Registration Statement on Form S-1 filed with the Commission on June 9, 2000 (File No. 333-35200)).

  99.5 Ubiquity Communication, Inc. 1997 Stock Option Plan (incorporated herein by reference to Exhibit 10.31 of Amendment No. 3 to the Registration Statement on Form S-1 filed with the Commission of July 3, 2000 (File No. 333-35200)).

  99.6 Ubiquity Communication, Inc. 1998 Stock Plan (incorporated herein by reference to Exhibit 10.32 of Amendment No. 3 to the Registration Statement on Form S-1 filed with the Commission on July 3, 2000 (File No. 333-35200)).

  99.7 Ubiquity Communication, Inc. 1999 Stock Plan (incorporated herein by reference to Exhibit 10.33 of Amendment No. 3 to the Registration Statement on Form S-1 filed with the Commission on July 3, 2000 (File No. 333-35200)).

  99.8 Amendment No. 1 to Western Multiplex Corporation 2000 Stock Option Plan for Non-Employee Directors, dated June 19, 2000 (incorporated herein by reference to Exhibit 10.34 of Amendment No. 3 to the Registration Statement on Form S-1 filed with the Commission on July 3, 2000 (File No. 333-35200)).